Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings Announces First Quarter 2015 Revenue and Financial Results

CARLSBAD, CA, April 30, 2015 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, announced today financial results for the first quarter ended March 31, 2015.

•	First quarter consolidated net revenues up 5% in constant currency over 2014.

•	First quarter adjusted EBITDA of $6.5 million, 13.4% of revenue.

•	Reiterates 2015 constant currency revenue growth of approximately 4% to 7% over 2014 and adjusted EBITDA guidance of $34 million to $37 million.

Highlights of the First Quarter 2015 and Recent Activities

Positive Progress Made Towards Alphatec’s Corporate Strategic Objectives

Financial

•	Consolidated revenues of $48.6 million as reported, $51.8 million in constant currency.

•	Consolidated revenues were impacted by $3.2 million of foreign currency headwinds.

•	International revenues grew 25% in constant currency over the first quarter of 2014 and represent 37% of global revenues as reported.

Strategic Pillar #1: Refocus Product Portfolio and R&D Pipeline

•	Arsenal™ spinal fixation system commercially launched in the U.S. - February 2015. We continue to receive positive feedback from surgeons on the speed, strength and simplicity of the system.

•	Arsenal approved in Japan and launch planning well-underway.

•	Zodiac® and Illico® MIS launched in Brazil – April 2015.

“We were very pleased to receive early approval for Arsenal in Japan, our strongest share position in the world,” said Mike O’Neill, Chief Financial Officer. “And we’re expecting strong performance of Arsenal throughout 2015.”

Strategic Pillar #2: Expand Global Commercial Participation

•	U.S. sales force expansion into new metro areas over 75% complete – May 1, 2015.

•	European Union sales distribution expansion 50% complete – May 1, 2015.

Strategic Pillar #3: Transform Manufacturing and Distribution Operations

•	Arsenal instrument sets for commercial launch achieved targeted 50% cost reduction.

•	Piloting novel physical distribution strategy for improving set turn utilization.

“Alphatec is beginning the transformation of the organization, actively executing against our strategy that is focused on improving the fundamental quality of the business by accelerating global growth and managing for profitability,” said Jim Corbett, President and Chief Executive Officer of Alphatec Spine. “Our team is aligned and confident in our strategy and we are executing our plan with a sense of urgency. This plan will enable us to take significant steps to compete more effectively in the marketplace, expand our global commercial participation and improve our operations.”

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Quarter Ended March 31, 2015

Consolidated net revenues for the first quarter of 2015 were $48.6 million as reported, down 1.1% compared to $49.2 million reported for the first quarter of 2014, or up 5.4% on a constant currency basis due to the strengthening of the U.S. Dollar. Consolidated revenues were impacted by $3.2 million in the first quarter due to declines in the valuation of the Japanese Yen and Euro against the U.S. Dollar.

U.S. net revenues for the first quarter of 2015 were $30.5 million, down 4.9%, compared to $32.1 million reported for the first quarter of 2014.

International net revenues for the first quarter of 2015 were $18.2 million, up 6.2% compared to $17.1 million for the first quarter of 2014, or up 24.6% on a constant currency basis.

Consolidated gross profit and gross margin for the first quarter of 2015 were $32.9 million and 67.7%, respectively, compared to $33.3 million and 67.7%, respectively, for the first quarter of 2014.

Gross profit declined 1.1% from the first quarter of 2014 primarily due to lower U.S. sales volume.

Gross margin was unchanged compared to prior year as margin improvements realized as a result of continued operational diligence were offset by unfavorable variation in regional and product mix.

Total operating expenses for the first quarter of 2015 were $31.8 million, reflecting a decrease of approximately $6.2 million compared to the first quarter of 2014. This decrease is primarily attributable to the expenses related to the Orthotec legal matter and restructuring of the Company’s French operations incurred in the first quarter of 2014. Total operating expenses for the first quarter of 2015 decreased by $0.5 million when compared with non-GAAP operating expense adjustments for the first quarter of 2014.

GAAP net loss for the first quarter of 2015 was $4.6 million or ($0.05) per share (basic and diluted), compared to a net loss of $6.7 million, or ($0.07) per share (basic and diluted) for the first quarter of 2014.

Adjusted EBITDA in the first quarter of 2015 was $6.5 million, or 13.4% of revenues, compared to $6.7 million, or 13.6% of revenues reported in the first quarter of 2014. First quarter 2015 adjusted EBITDA represents net income excluding effects of interest, taxes, depreciation, amortization and stock-based compensation. Adjusted EBITDA was unfavorably impacted by fluctuations in foreign currency during the first quarter 2015 when compared to prior year.

Cash and cash equivalents were $11.4 million at March 31, 2015, compared to $19.7 million reported at December 31, 2014. Additionally, the Company has reported $5.7 million of current and non-current restricted cash, which must be used for future payment obligations associated with the Orthotec settlement.

2015 Financial Guidance

“Given the progress we are making on our commercial expansion along with planned product launches for 2015, we expect to see momentum for the second half of the year,” said Mr. Corbett. “We are reiterating our 2015 full year guidance and we remain confident in our strategy and approach towards reaching our goal of 20% adjusted EBITDA in the next three years.”

The Company reiterates full year 2015 constant currency revenue growth guidance of approximately 4% to 7% over 2014, which represents a range of revenue in constant currency of $215 million to $222 million. Additionally, the Company reaffirms guidance expectations for annual adjusted EBITDA of $34 million to $37 million in 2015, representing a range of approximately 10% to 20% growth over 2014.

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Conference Call

Alphatec Spine will webcast its Quarterly Update Call today at 5:00 p.m. EDT / 2:00 p.m. PDT. Jim Corbett, President and CEO of Alphatec Spine, will lead the call. During the call the Company plans to provide further details underlying its first quarter 2015 financial results.

To access the webcast, please log on to www.alphatecspine.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the internet, the live call may be accessed by phone by calling toll-free (877) 556-5251 (U.S. / Canada) or (720) 545-0036 (international), participant passcode number 30370732. A replay of the call will also be available on the investor relations section of Alphatec Spine’s website for at least 30 days.

Non-GAAP Information

Alphatec Spine reports certain non-GAAP financial measures such as non-GAAP earnings and earnings per share, adjusted for effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, in process research and development (IPR&D) expenses and other non-recurring income or expense items, such as severance expenses, litigation expenses, damages associated with ongoing litigation and transaction-related expenses. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. For completeness, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. These non-GAPP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a global medical device company that designs, develops, manufactures and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company’s mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business

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conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include the references to Alphatec Spine’s 2015 revenue guidance and 2015 adjusted EBITDA guidance; the success of the Company’s initiatives to drive global sales growth, increase margins and increase operating efficiencies; and the success of the Company in achieving its three strategic pillars, and the Company’s ability to implement a plan that will ensure that it competes more effectively in the marketplace, expands global participation, and improves operations. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the uncertainties in the Company’s ability to execute upon is strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including Arsenal, Zodiac and Illico and the Company’s biologics products; failure to successfully implement streamlining and lean activities to create anticipated savings; failure to obtain FDA clearance or approval or international regulatory approvals for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; continuation of favorable third party payor reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any material litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec and Cross Medical settlement agreements. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2014, filed on February 27, 2015 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues	$48,647	$49,173
Cost of revenues	15,335	15,433
Amortization of acquired intangible assets	369	446

Total cost of revenues	15,704	15,879

Gross profit	32,943	33,294
	67.7%	67.7%
Operating expenses:
Research and development	3,851	4,181
Sales and marketing	18,195	18,059
General and administrative	9,138	14,222
Amortization of acquired intangible assets	677	758
Restructuring expenses	(60)	776

Total operating expenses	31,801	37,996

Operating income (loss)	1,142	(4,702)
Interest and other income (expense), net	(4,801)	(1,302)

Loss from continuing operations before taxes	(3,659)	(6,004)
Income tax provision	902	669

Net loss	$(4,561)	$(6,673)

Net loss per common share:
Basic and diluted net loss per share	$(0.05)	$(0.07)

Weighted-average shares - basic and diluted	99,020	96,838

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$11,400	$19,735
Restricted Cash	4,400	4,400
Accounts receivable, net	38,914	40,440
Inventories, net	41,772	41,747
Prepaid expenses and other current assets	4,734	5,466
Deferred income tax assets	1,248	1,324

Total current assets	102,468	113,112

Property and equipment, net	25,913	26,040
Goodwill	161,702	171,333
Intangibles, net	27,114	30,259
Other assets	2,909	4,179

Total assets	$320,106	$344,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,909	$10,130
Accrued expenses	30,380	35,393
Deferred revenue	1,351	1,300
Common stock warrant liabilities	8,817	8,702
Current portion of long-term debt	7,256	8,076

Total current liabilities	56,713	63,601

Total long term liabilities	105,346	108,765
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	134,444	148,954

Total liabilities and stockholders’ equity	$320,106	$344,923

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating income (loss), as reported	$1,142	$(4,702)
Add back:
Depreciation	2,791	3,250
Amortization of intangible assets	325	397
Amortization of acquired intangible assets	1,046	1,204

Total EBITDA	5,304	149

Add back significant items:
Stock-based compensation	1,253	944
Litigation settlement and trial costs	—	4,779
Restructuring and other charges	(60)	812

EBITDA, as adjusted for significant items	$6,497	$6,684

Net loss, as reported	$(4,561)	$(6,673)
Add back:
Amortization of acquired intangible assets	1,046	1,204
Amortization of intangible assets	325	397
Warrant fair value adjustment	115	—
Litigation settlement and trial costs	—	4,779
Restructuring and other charges	(60)	812

Net income (loss), as adjusted for significant items	$(3,135)	$519

Net loss per common share - basic and diluted	$(0.05)	$(0.07)
Add back:
Amortization of acquired intangible assets	0.01	0.01
Amortization of intangible assets	0.00	0.00
Warrant fair value adjustment	0.00	—
Litigation settlement and trial costs	—	0.05
Restructuring and other charges	(0.00)	0.01

Net income (loss) per common share - basic, as adjusted for significant items	$(0.03)	$0.01

Weighted-average shares - basic and diluted	99,020	96,838

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended				% Change
	March 31,		% Change	% Change	Foreign
	2015	2014	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$30,467	$32,050	-4.9%	-4.9%	0.0%
International	18,180	17,123	6.2%	24.6%	-18.4%

Total revenues	$48,647	$49,173	-1.1%	5.4%	-6.5%

Gross profit by geographic segment
U.S.	$21,579	$23,050
International	11,364	10,244

Total gross profit	$32,943	$33,294

Gross profit margin by geographic segment
U.S.	70.8%	71.9%
International	62.5%	59.8%

Total gross profit margin	67.7%	67.7%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2015 revenues due to the change in foreign exchange rates for the periods presented.

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ALPHATEC HOLDINGS, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended March 31, 2015
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenues	$48,647	$—		$48,647
Cost of revenues	15,335	—		15,335
Amortization of acquired intangible assets	369	—		369

Total cost of revenues	15,704	—		15,704

Gross profit	32,943	—		32,943
	67.7%			67.7%
Operating expenses:
Research and development	3,851	—		3,851
Sales and marketing	18,195	—		18,195
General and administrative	9,138	—		9,138
Amortization of acquired intangible assets	677	—		677
Restructuring expenses	(60)	60	(b)	—

Total operating expenses	31,801	60		31,861

Operating (loss) income	1,142	(60)		1,082
Interest and other income (expense), net	(4,801)	115	(a)	(4,686)

Loss from continuing operations before taxes	(3,659)	55		(3,604)
Income tax provision	902	—		902

Net loss	$(4,561)	$55		$(4,506)

Notes:

(a)	Consists of warrant fair value adjustment.
(b)	Employee severance and facility closing costs accrued for the restructuring of the Company’s French operations.

	Three Months Ended March 31, 2014
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenues	$49,173	$—		$49,173
Cost of revenues	15,433	—		15,433
Amortization of acquired intangible assets	446	—		446

Total cost of revenues	15,879	—		15,879

Gross profit	33,294	—		33,294
	67.7%			67.7%
Operating expenses:
Research and development	4,181	—		4,181
Sales and marketing	18,059	—		18,059
General and administrative	14,222	(4,779	)(c)	9,443
Amortization of acquired intangible assets	758	—		758
Transaction related costs	—			—
Litigation settlement	—	—		—
Restructuring expenses	776	(776	)(d)	—

Total operating expenses	37,996	(5,555)		32,441

Operating (loss) income	(4,702)	5,555		853
Interest and other income (expense), net	(1,302)	—		(1,302)

Loss from continuing operations before taxes	(6,004)	5,555		(449)
Income tax provision	669	—		669

Net loss	$(6,673)	$5,555		$(1,118)

Notes:

(c)	Amount consists of Orthotec ltigation trial related costs of $4.8 million.
(d)	Employee severance and facility closing costs accrued for the restructuring of the Company’s French operations.

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